TRANSOCEAN LTD.

STATUTORY FINANCIAL STATEMENTS

For the years ended December 31, 2024 and 2023

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Ernst & Young AG Maagplatz 1 P.O. Box 8005 Zurich	Phone: +41 58 286 31 11 Fax: +41 58 286 30 04 www.ey.com/ch

To the General Meeting of	Zurich, February 18, 2025
Transocean Ltd., Steinhausen

Report of the statutory auditor

Report on the audit of the financial statements

Opinion

We have audited the financial statements of Transocean Ltd. (the Company), which comprise the balance sheet as at December 31, 2024, the statement of operations for the year then ended and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying financial statements comply with Swiss law and the Company’s articles of incorporation.

Basis for opinion

We conducted our audit in accordance with Swiss law and Swiss Standards on Auditing (SA-CH).  Our responsibilities under those provisions and standards are further described in the “Auditor's responsibilities for the audit of the financial statements” section of our report.  We are independent of the Company in accordance with the provisions of Swiss law and the requirements of the Swiss audit profession, and we have fulfilled our other ethical responsibilities in accordance with these requirements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period.  These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.  For the matter below, our description of how our audit addressed the matter is provided in that context.

We have fulfilled the responsibilities described in the “Auditor's responsibilities for the audit of the financial statements” section of our report, including in relation to these matters.  Accordingly, our audit included the performance of procedures designed to respond to our assessment of the risks of material misstatement of the financial statements.  The results of our audit procedures, including the procedures performed to address the matter below, provide the basis for our audit opinion on the accompanying financial statements.

Impairment assessment of investments in subsidiaries
Risk

Transocean Ltd. evaluates its investments in subsidiaries for impairment annually and records an impairment loss when the carrying amount of such assets exceeds the recoverable amount.  The assessment of the existence of any indicators of impairment of the carrying amount of investments in subsidiaries is judgmental.  In the event that indicators of impairment are identified, the assessment of the recoverable amounts is also judgmental and requires estimation and the use of subjective assumptions.

Transocean Ltd. measures the recoverable amount of its investments in subsidiaries by applying a variety of valuation methods, incorporating a combination of income and market approaches and using projected discounted cash flows.

The primary risks are identifying impairment indicators, inaccurate models being used for the impairment assessment, and that the assumptions to support the value of the investments are inappropriate.  The principal consideration for our determination that the impairment assessment of investments in subsidiaries is a key audit matter is the subjectivity in the assessment of the recoverable amounts which requires estimation and the use of subjective assumptions.

See Note 4 to these financial statements for Transocean Ltd.’s disclosures related to investments in subsidiaries.

Our audit response	Our audit procedures related to the key audit matter of the impairment assessment of investments in subsidiaries included the following procedures:

We performed inquiries of management about the current market conditions supporting the evaluation of potential impairment indicators, tested the key assumptions used, and performed procedures on Transocean Ltd.’s prospective financial information.

We involved valuation specialists to assist in the evaluation of management’s valuation models and impairment analyses, specifically in testing key assumptions and prospective financial information.

We performed procedures to assess the valuation models for evidence of management bias considering contrary evidence from third party analyst reports and press releases.

Our audit procedures did not lead to any reservations regarding the impairment assessment of investments in subsidiaries.

Other information

The Board of Directors is responsible for the other information. The other information comprises the information included in the annual report, but does not include the consolidated financial statements, the stand-alone financial statements, the compensation report and our auditor’s reports thereon. The annual report is expected to be made available to us after the date of this auditor's report.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information when it becomes available and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated.

Board of Directors’ responsibilities for the financial statements

The Board of Directors is responsible for the preparation of the financial statements in accordance with the provisions of Swiss law and the Company's articles of incorporation, and for such internal control as the Board of Directors determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the Board of Directors is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern, and using the going concern basis of accounting unless the Board of Directors either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor's responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Swiss law and SA-CH will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

A further description of our responsibilities for the audit of the financial statements is located on EXPERTsuisse’s website at: https://www.expertsuisse.ch/en/audit-report. This description forms an integral part of our report.

Report on other legal and regulatory requirements

In accordance with Art. 728a para. 1 item 3 CO and PS-CH 890, we confirm that an internal control system exists, which has been designed for the preparation of the financial statements according to the instructions of the Board of Directors.

Furthermore, we confirm that the proposed appropriation of accumulated losses brought forward complies with Swiss law and the Company’s articles of incorporation.

We recommend that the financial statements submitted to you be approved.

Ernst & Young Ltd

/s/ Reto Hofer	/s/ Ralph Petermann
Licensed audit expert	U.S. certified public accountant
(Auditor in charge)

Enclosures „ Financial statements (balance sheet, statement of operations, notes) „ Proposed appropriation of accumulated losses brought forward

TRANSOCEAN LTD.

STATEMENTS OF OPERATIONS

(In thousands)

	Years ended December 31,
	2024				2023
Income
Dividend income	usd	—	chf	—	chf	716,872
Guarantee fee income		755		685		794
Financial income		2,432		2,207		1,104
Administrative services income		785		713		650
Total income		3,972		3,605		719,420

Costs and expenses
General and administrative		15,955		14,478		17,135
Financial expense		56,754		51,499		52,840
Currency exchange loss (gain)		598		543		(4,212)
Total costs and expenses		73,307		66,520		65,763

Unrealized gain (loss) from financial instruments		51,670		46,886		(51,326)
Translation gain upon redenomination of reporting currency		281,057		255,031		—
Direct taxes		(10)		(9)		—

Net income for the year	usd	263,382	chf	238,993	chf	602,331

See accompanying notes.

TRANSOCEAN LTD.

BALANCE SHEETS

(In thousands)

	December 31,
	2024				2023
Assets
Cash	usd	410	chf	372	chf	1,001
Receivables from subsidiaries		1,357		1,231		73,225
Other current assets		1,373		1,246		2,528
Total current assets		3,140		2,849		76,754

Investments in subsidiaries		6,246,935		5,668,469		5,006,280

Property and equipment		1,233		1,119		1,038
Less accumulated depreciation		1,233		1,119		1,038
Property and equipment, net		—		—		—

Other non-current assets		698		633		683
Total non-current assets		6,247,633		5,669,102		5,006,963
Total assets	usd	6,250,773	chf	5,671,951	chf	5,083,717

Liabilities and shareholders’ equity
Accounts payable to subsidiaries	usd	17,017	chf	15,441	chf	9,890
Interest payable to subsidiaries		73,638		66,819		31,109
Other current liabilities		294		267		495
Total current liabilities		90,949		82,527		41,494

Non-current interest bearing notes payable to subsidiary		1,202,646		1,091,281		1,112,548
Non-current lease liabilities		296		269		335
Deferred gains on currency translation		—		—		236,481
Other non-current liabilities		21,732		19,720		61,761
Total non-current liabilities		1,224,674		1,111,270		1,411,125

Share capital		94,083		85,371		84,371
Statutory capital reserves from capital contribution		17,341,331		15,735,524		14,296,975
Statutory capital reserves from other capital reserves		48,481		43,991		27,982
Statutory capital reserves from capital contribution for shares held by subsidiaries		95,052		86,250		79,977
Own shares		(2,250)		(2,042)		—
Accumulated losses brought forward from previous years		(12,904,929)		(11,709,933)		(11,460,538)
Net income for the year		263,382		238,993		602,331
Total shareholders’ equity		4,935,150		4,478,154		3,631,098
Total liabilities and shareholders’ equity	usd	6,250,773	chf	5,671,951	chf	5,083,717

See accompanying notes.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS

Note 1—General

Transocean Ltd. (“we,” “us,” or “our”) is the parent company to the following direct wholly owned subsidiaries: (1) Transocean Financing GmbH (“TFIN”), (2) Transocean International Limited, formerly known as Transocean Inc., (3) Transocean Management Services GmbH, and (4) Triton Quantum I GmbH (“TQ1G”).  Transocean Ltd. is registered with the commercial register in the canton of Zug, and its shares are listed in the United States (“U.S.”) on the New York Stock Exchange.  At December 31, 2024 and 2023, we had fewer than 10 full-time employees.

Note 2—Significant Accounting Policies

Presentation—We have prepared our unconsolidated statutory financial statements in accordance with the accounting principles set forth under Art. 957 to Art. 963b of the Swiss Code of Obligations (the “SCO”).  We have prepared our consolidated financial statements in accordance with accounting standards generally accepted in the U.S., a recognized accounting standard framework, and in accordance with the SCO, we have elected to forego presenting the statement of cash flows, the additional disclosures and the management report otherwise required by the SCO.  Our financial statements may be influenced by the creation and release of excess reserves.

Cash—We hold cash balances, denominated in Swiss francs (CHF) and U.S. dollars (USD), which include cash deposited in demand bank accounts, money market investment accounts and other liquid investments and interest earned on such cash balances.

Current assets and liabilities—We record current assets at historical cost less adjustments for impairment of value and current liabilities at historical cost.

Investments in subsidiaries—We record our investments in subsidiaries at acquisition cost less adjustments for impairment of value.  We evaluate our investments in subsidiaries for impairment annually and record an impairment loss when the carrying amount of such assets exceeds the fair value.  We estimate fair value of our investments using a variety of valuation methods, including the income and market approaches.  Our estimates of fair value represent a price that would be received to sell the asset in an orderly transaction between market participants in the principal market for the asset.

Own shares—We recognize own shares at acquisition cost, which we present as a deduction from shareholders’ equity at the time of acquisition.  For own shares held by subsidiaries, we build a reserve for shares in equity at the respective acquisition costs.

Related parties—As defined in the SCO, we consider related parties to be only shareholders, direct and indirect subsidiaries, and the board of directors.

Note 3—currency

For the year ended December 31, 2023, and all preceding periods, we maintained our accounting records in U.S. dollars and translated them into Swiss francs for statutory reporting purposes.  In May 2024, at our annual general meeting, shareholders approved the redenomination of the currency of our share capital from Swiss francs to U.S. dollars, effective as of January 1, 2024.  Accordingly, we present our share capital and our financial statements in U.S. dollars, our functional currency, as set out in Art. 621 para. 2 SCO in connection with Art. 958d para. 3 SCO (see Note 5—Shareholders’ Equity).  In the year ended December 31, 2024, as part of our adoption of change in reporting currency, we recognized the previously deferred translation gain related to the currency translation and presented as a translation gain upon redenomination of reporting currency on our statement of operations.

As required by Art. 958d para. 3 SCO, we have presented the indicative Swiss franc value in a separate column on our financial statements using the exchange rate in effect on December 31, 2024 as presented in the table below.  The column is presented for reference only and is not intended to represent a basis of presentation for the financial statements.  Transactions booked during the year in currencies other than USD were converted at average rates during the year and we recognize currency exchange gains and losses arising from business transactions in current period earnings.  At December 31, 2024 and 2023, our principal exchange rates were USD 1 to CHF 0.91 and CHF 0.84, respectively.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 4—Investments in Subsidiaries

Direct investments

Overview—Our direct investments in subsidiaries were as follows (in thousands, except percentages):

Company name	Purpose	Domicile	Ownership and voting interest	Share capital		Carrying amount as of December 31,
						2024		2023
Transocean Financing GmbH	Finance	Switzerland	100%	usd	24	usd	7,682	chf	6,463
Transocean International Limited	Holding	Bermuda	100%	usd	3,192	usd	6,239,082	chf	4,911,200
Transocean Management Services GmbH	Management and administration	Switzerland	90%	chf	20	usd	128	chf	108
Transocean Quantum Holdings Limited	Holding	Cayman Islands	100%	usd	—	usd	—	chf	88,473
Triton Quantum I GmbH	Holding	Switzerland	100%	chf	20	usd	43	chf	36

In June 2024, we acquired Orion Holdings (Cayman) Limited (“OHCL” and together with its subsidiaries, “Orion”) and contributed our acquired ownership interests to Transocean International Limited, which increased our investment in Transocean International Limited by USD 297 million (see Note 5—Shareholders’ Equity).

In September 2023, we acquired Liquila Ventures Ltd. (“LVL” and together with its subsidiaries, “Liquila”) and contributed our acquired ownership interests to Transocean Quantum Holdings Limited (“TQHL”), which increased our investment in TQHL by CHF 88 million (see Note 5—Shareholders’ Equity).  In June 2024, we contributed our ownership interests in amount of USD 105 million in TQHL to Transocean International Limited, and as a result, TQHL was no longer our direct investment.

In October 2023, we contributed CHF 20,000 to TQ1G, formed to own and hold investments in certain subsidiaries.  In November 2023, we received from Transocean International Limited a distribution of two ultra-deepwater drillships, and we contributed the drillships to our indirect subsidiary, Triton Quantum II GmbH, which increased our investment in Transocean International Limited by CHF 710 million (see Note 9—Related Party Transactions).  In December 2023, we received from Transocean International Limited a distribution of ownership interests in TFIN, and as a result, TFIN became our direct wholly owned subsidiary.

Impairment evaluation—In the years ended December 31, 2024 and 2023, as a result of our annual impairment test, we determined that the carrying amount of our investments in subsidiaries was not impaired.

Release of excess reserves—In the year ended December 31, 2024, we released excess reserves of USD 169 million.

Principal indirect investments

Our principal indirect investments in subsidiaries were as follows:

December 31, 2024			December 31, 2023
Company name	Domicile	Ownership and voting interest	Company name	Domicile	Ownership and voting interest
Deepwater Pacific 1 Limited	Bermuda	100%	Deepwater Pacific 1 Inc.	Cayman Islands	100%
Global Marine Inc.	United States	100%	Global Marine Inc.	United States	100%
GSF Leasing Services GmbH	Switzerland	100%	GSF Leasing Services GmbH	Switzerland	100%
Sedco Forex International Limited	Bermuda	100%	Sedco Forex International Inc.	Cayman Islands	100%
Transocean Aquila Limited	Bermuda	100%	Transocean Aquila Limited	Cayman Islands	100%
Transocean Asset Holdings 1 Limited	Bermuda	100%	Transocean Asset Holdings 1 Limited	Cayman Islands	100%
Transocean Asset Holdings 2 Limited	Bermuda	100%	Transocean Asset Holdings 2 Limited	Cayman Islands	100%
Transocean Asset Holdings 3 Limited	Bermuda	100%	Transocean Asset Holdings 3 Limited	Cayman Islands	100%
Transocean Atlas Limited	Bermuda	100%	Transocean Atlas Limited	Cayman Islands	100%
Transocean Deepwater Drilling Services Limited	Bermuda	100%	Transocean Deepwater Drilling Services Limited	Cayman Islands	100%
Transocean Drilling Offshore S.a.r.l	Luxembourg	100%	Transocean Drilling Offshore S.a.r.l	Luxembourg	100%
Transocean Drilling U.K. Limited	Scotland	100%	Transocean Drilling U.K. Limited	Scotland	100%
Transocean Entities Holdings GmbH	Switzerland	100%	Transocean Entities Holdings GmbH	Switzerland	100%
Transocean Guardian Limited	Bermuda	100%	Transocean Guardian Limited	Cayman Islands	100%
Transocean Holdings 1 Limited	Bermuda	100%	Transocean Holdings 1 Limited	Cayman Islands	100%
Transocean Holdings 2 Limited	Bermuda	100%	Transocean Holdings 2 Limited	Cayman Islands	100%
Transocean Holdings 3 Limited	Bermuda	100%	Transocean Holdings 3 Limited	Cayman Islands	100%
Transocean Hungary Holdings LLC	Hungary	100%	Transocean Hungary Holdings LLC	Hungary	100%
Transocean Offshore Deepwater Drilling Inc.	United States	100%	Transocean Offshore Deepwater Drilling Inc.	United States	100%
Transocean Offshore Deepwater Holdings Limited	Bermuda	100%	Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%
			Transocean Offshore Holdings Limited	Cayman Islands	100%
Transocean Offshore International Ventures Limited	Bermuda	100%	Transocean Offshore International Ventures Limited	Cayman Islands	100%
			Transocean Phoenix 2 Limited	Cayman Islands	100%
Transocean Pontus Limited	Bermuda	100%	Transocean Pontus Limited	Cayman Islands	100%
Transocean Poseidon Limited	Bermuda	100%	Transocean Poseidon Limited	Cayman Islands	100%
Transocean Proteus Limited	Bermuda	100%	Transocean Proteus Limited	Cayman Islands	100%
Transocean Quantum Management Limited	Bermuda	100%	Transocean Quantum Management Limited	Cayman Islands	100%

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

December 31, 2024			December 31, 2023
Company name	Domicile	Ownership and voting interest	Company name	Domicile	Ownership and voting interest
Transocean Sentry Limited	Bermuda	100%	Transocean Sentry Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 1 Limited	Bermuda	100%	Transocean Sub Asset Holdings 1 Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 2 Limited	Bermuda	100%	Transocean Sub Asset Holdings 2 Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 3 Limited	Bermuda	100%	Transocean Sub Asset Holdings 3 Limited	Cayman Islands	100%
Transocean Titan Financing Limited	Bermuda	100%	Transocean Titan Financing Limited	Cayman Islands	100%
Transocean Worldwide Limited	Bermuda	100%	Transocean Worldwide Inc.	Cayman Islands	100%
Triton Asset Leasing GmbH	Switzerland	100%	Triton Asset Leasing GmbH	Switzerland	100%
Triton Atlas GmbH	Switzerland	100%	Triton Atlas GmbH	Switzerland	100%
Triton Hungary Investments 1 LLC	Hungary	100%	Triton Hungary Investments 1 LLC	Hungary	100%
Triton Nautilus Asset Leasing GmbH	Switzerland	100%	Triton Nautilus Asset Leasing GmbH	Switzerland	100%
Triton Quantum Rig Holdings GmbH	Switzerland	100%	Triton Quantum Rig Holdings GmbH	Switzerland	100%
Triton Titan GmbH	Switzerland	100%	Triton Titan GmbH	Switzerland	100%
Triton Voyager Asset Leasing GmbH	Switzerland	100%	Triton Voyager Asset Leasing GmbH	Switzerland	100%

In the year ended December 31, 2024, our direct and indirect subsidiaries previously domiciled in the Cayman Islands migrated to Bermuda, except for the subsidiaries required to remain in the Cayman Islands for administrative purposes or the subsidiaries that are expected to be liquidated.  In the year ended December 31, 2024, we did not form any new subsidiary that we considered to be a principal indirect investment, and we removed from the schedule of principal indirect investments subsidiaries that were liquidated during the year.

In the year ended December 31, 2023, we formed the following principal indirect subsidiaries: (a) Transocean Aquila Limited, formed to issue senior secured notes that were secured by Deepwater Aquila and (b) Triton Quantum Rig Holdings GmbH (“TQRHL”), formed to own two ultra deepwater drillships.  In the year ended December 31, 2023, we removed from the schedule of principal indirect investments certain entities that were issuers of secured debt securities that were early retired during the year.

Note 5—Shareholders’ Equity

Overview

Changes in our shareholders’ equity were as follows (in thousands):

	Share capital			Statutory capital reserves (a)								Free reserves
	Shares	Amount		from capital contribution		from other capital reserves		from capital contribution for shares held by subsidiaries (b)		Own shares		from capital contribution		Accumulated losses		Total shareholders’ equity
Balance at December 31, 2022	797,245	chf	79,724	chf	4,346,650	chf	27,982	chf	79,977	chf	—	chf	9,500,000	chf	(11,460,538)	chf	2,573,795
Shares issued to Transocean International Limited	34,600		3,460		—		—		—		—		—		—		3,460
Shares issued to TQHL for LVL purchase	11,870		1,187		87,286		—		—		—		—		—		88,473
Shares issued for exchanged debt, 0.5% note	1		—		6		—		—		—		—		—		6
Shares issued for exchanged debt, 2.5% note	—		—		208,039		—		—		—		—		—		208,039
Shares issued for exchanged debt, 4.0% note	—		—		52,827		—		—		—		—		—		52,827
Shares issued for exchanged debt, 4.625% note	—		—		35,712		—		—		—		—		—		35,712
Shares issued for long-term incentive plans	—		—		66,455		—		—		—		—		—		66,455
Reallocation of free capital reserves to statutory capital reserves from capital contribution	—		—		9,500,000		—		—		—		(9,500,000)		—		—
Net income for the year	—		—		—		—		—		—		—		602,331		602,331
Balance at December 31, 2023	843,716	chf	84,371	chf	14,296,975	chf	27,982	chf	79,977	chf	—	chf	—	chf	(10,858,207)	chf	3,631,098

Balance at December 31, 2023	843,716	usd	100,275	usd	16,991,889	usd	33,256	usd	95,052	usd	—	usd	—	usd	(12,904,929)	usd	4,315,543
Shares issued to Transocean International Limited from option agreement	1,100		131		5,622		—		—		—		—		—		5,753
Shares issued to Transocean International Limited	18,000		2,139		—		—		—		—		—		—		2,139
Capital reduction due to redenomination (c)	—		(16,263)		16,263		—		—		—		—		—		—
Shares issued to Transocean International Limited for Orion Holdings (Cayman) Limited acquisition	55,513		5,551		291,444		—		—		—		—		—		296,995
Own Shares issued for long-term incentive plans	22,500		2,250		—		—		—		(2,250)		—		—		—
Shares issued for long-term incentive plans	—		—		51,338		—		—		—		—		—		51,338
Non-qualifying for Swiss WHT purposes					(15,225)		15,225
Net income for the year	—		—		—		—		—		—		—		263,382		263,382
Balance at December 31, 2024	940,829	usd	94,083	usd	17,341,331	usd	48.481	usd	95,052	usd	(2,250)	usd	—	usd	(12,641,547)	usd	4,935,150

Balance at December 31, 2024	940,829	chf	85,371	chf	15,735,524	chf	43,991	chf	86,250	chf	(2,042)	chf	—	chf	(11,470,940)	chf	4,478,154

a)	As of December 31, 2024, the Swiss Federal Tax Administration (“SFTA”) had approved, as of December 31, 2022, CHF 13.9 billion of statutory capital reserves from capital contribution for distribution without any Swiss withholding tax consequences. As of December 31, 2024, the statutory capital reserves from capital contribution

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

pending approval by SFTA represented an increase of USD 362 million and USD 532 million, equivalent to CHF 329 million and CHF 447 million, respectively, for years ended December 31, 2024 and 2023, respectively.
b)	The statutory capital reserve from capital contribution for shares held by subsidiaries represents the aggregate cost of own shares held indirectly through Transocean International Limited. See Note 6—Own Shares.
c)	In May 2024, at our annual general meeting, shareholders approved (i) redenominating the currency of our share capital from Swiss francs to U.S. dollars and (ii) reducing the par value of our shares for purposes of such redenomination. As a result of the redenomination and reduction, made effective as of January 1, 2024, the par value of each of our shares was changed to USD 0.10 from CHF 0.10. We allocated the resulting aggregate reduction of USD 16 million to statutory capital reserves from capital contribution.

Authorized share capital (Kapitalband)

General capital authorization—The general capital authorization may be used for purposes as described under the provisions of Article 5 of our articles of association.  In May 2024, at our annual general meeting, shareholders approved a general capital authorization to issue up to 172.6 million shares, thereby replacing the general capital authorization that was previously approved by shareholders at our 2023 annual general meeting.  In June 2024, our board of directors approved the issuance of 55.5 million of our shares, for an aggregate value of USD 5.5 million, equivalent to CHF 5.0 million, to Transocean International Limited, using the general capital authorization.  At December 31, 2024, the remaining authority of our board of directors to issue shares out of general capital authorization is limited to a maximum of 117.1 million shares.

In May 2023, at our annual general meeting, shareholders approved a general capital authorization to issue up to 159.4 million shares.  In September 2023, our board of directors approved the issuance of 11.9 million of our shares, par value CHF 0.10 each, for an aggregate value of USD 1 million, equivalent to CHF 1 million, to Transocean International Limited, using the general capital authorization.  The remaining general capital authorization was replaced by a new authorization in the May 2024 annual general meeting.

In April 2023, our board of directors approved the issuance of 34.6 million of our shares, par value CHF 0.10 each, using the general capital authorization from May 2022 annual general meeting, for an aggregate value of USD 4 million, equivalent to CHF 4 million, which corresponds to the number of shares used in connection with the conversion of USD 213 million principal amount of Transocean International Limited’s 2.5% senior guaranteed exchangeable bonds due 2027.

Incentive plan authorization—The incentive plan authorization may be used solely for the purposes of granting shares under our incentive plans.  In May 2024, at our annual general meeting, shareholders approved an incentive plan authorization to issue up to 22.5 million shares.  In June 2024, our board of directors approved the issuance of 22.5 million shares for incentive plans.  At December 31, 2024, no shares remained available for issuance under the incentive plan authorization.

In May 2023, at our annual general meeting, shareholders approved an incentive plan authorization to issue up to 30.0 million shares.  In March 2024, our board of directors approved the issuance of 18.0 million shares for incentive plans.  The remaining incentive plan authorization was replaced by a new authorization in the May 2024 meeting.

Conditional share capital

Our articles of association provide for a conditional share capital that permits us to issue up to 141.3 million additional shares, under either of the following two circumstances, without obtaining additional shareholder approval: (1) through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations convertible into or exercisable or exchangeable for our shares or the shares of one of our group companies or any of their respective predecessors; or (2) in connection with the issuance of shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations that are convertible into, exercisable for or exchangeable for our registered shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders under certain circumstances.  In connection with the issuance of shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us, the preemptive rights and the advance subscription rights of shareholders are excluded.  In the year ended December 31, 2023, we issued 582 shares, out of conditional share capital to holders that exercised their options to exchange the 0.5% exchangeable senior bonds due 2023 into our shares.  In March 2019, we and Transocean International Limited entered into an option agreement, pursuant to which we granted Transocean International Limited. the right to acquire 12.0 million shares from us to satisfy obligations under our share-based compensation plans.  In February 2024, we issued to 1.1 million shares out of conditional share capital to Transocean International Limited upon partial exercise of its right to acquire our shares under the option agreement in exchange for USD 5.8 million, equivalent to CHF 5.1 million.  In March 2019, we issued to 1.4 million shares out of conditional share capital to Transocean International Limited upon partial exercise of its right to acquire our shares under the option agreement in exchange for USD 12 million, equivalent to CHF 12 million.  At December 31, 2024 and 2023, our board of directors were authorized to issue up to a maximum of 141.3 million shares and 142.4 million shares, respectively, out of conditional share capital.

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NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Share issuance

In June 2024, we issued 55.5 million shares with an aggregate value of USD 297 million, equivalent to CHF 269 million, to acquire the outstanding equity ownership interests of OHCL, an entity in which we previously held a noncontrolling ownership interest, and as a result, Orion became our wholly owned subsidiary.  In June 2024, we contributed to Transocean International Limited the acquired OHCL shares, which Transocean International Limited subsequently contributed to Transocean Orion Limited, a wholly owned subsidiary of Transocean International Limited.

In September 2023, we issued 11.9 million shares with an aggregate value of USD 99 million, equivalent to CHF 88 million, to acquire the outstanding equity ownership interests of LVL, an entity in which we previously held a noncontrolling ownership interest, and as a result, Liquila became our wholly owned subsidiary.  In November 2023, we contributed the acquired LVL shares to TQHL, which TQHL subsequently contributed to TQRHL, a company partially owned and controlled by a wholly owned subsidiary of Transocean International Limited.  In June 2024, we contributed our ownership interests in TQHL to Transocean International Limited.

We maintain an at-the-market equity offering program (the “ATM Program”).  We intend to use the net proceeds from our ongoing ATM Program for general corporate purposes, which may include, among other things, the repayment or refinancing of indebtedness and the funding of working capital, capital expenditures, investments and additional balance sheet liquidity.  In the year ended December 31, 2024 and 2023, we did not issue any shares under the ATM Program.

Reserves reallocation

In May 2023, at our annual general meeting, shareholders approved the reallocation of CHF 9.50 billion of free capital reserves from capital contribution to statutory capital reserves from capital contribution.

Note 6—Own Shares

Overview—The following is a summary of changes in the registered shares held by (i) us and (ii) Transocean International Limited to satisfy obligations under our share-based compensation plans or other rights to acquire our shares through equity offerings (in thousands, except percentages):

	Own shares held by us	Own shares held by our subsidiary	Total shares issued	Percentage of shares issued
Balance at December 31, 2022	—	75,357	797,245	9.45%
Transfers under share-based compensation plans	—	(10,197)
Shares issued to Transocean International Limited	—	34,600
Debt conversion activity	—	(65,075)
Balance at December 31, 2023	—	34,685	843,716	4.11%
Shares issued to Transocean International Limited from option agreement	—	1,100
Shares issued to Transocean International Limited	—	18,000
Transfers under share-based compensation plans	—	(11,287)
Issued for share-based compensation plans	22,500	—
Balance at December 31, 2024	22,500	42,498	940,829	6.91%

Own shares held by us—At December 31, 2024, we held 22.5 million own shares to satisfy our obligations to deliver shares in connection with awards granted under our incentive plans.

Own shares held by subsidiary—Transocean International Limited holds our shares to satisfy our obligations to deliver shares in connection with awards granted under our incentive plans or other rights to acquire our shares through equity offerings.  In the years ended December 31, 2024 and 2023, we transferred 11.3 million and 10.2 million shares, respectively, at historical cost, from the own shares held by Transocean International Limited to satisfy obligations under our share-based compensation plans.  At December 31, 2024 and 2023, Transocean International Limited held 12.4 million and 4.6 million of our shares, respectively, to satisfy obligations under our share-based compensation plans.

In the year ended December 31, 2023, in connection with the conversion of the 2.5% note, the 4.0% note and the 4.625% note, Transocean International Limited transferred to us 38.6 million, 13.3 million and 13.1 million shares, respectively, at par value, together with a fee of 5 percent on the par value of the transferred shares.  At commencement of the ATM Program, Transocean International Limited transferred to us an equivalent number of shares as issued under the ATM Program, at par value, together with a fee of 5 percent on the par value of the transferred shares.  At December 31, 2024 and 2023, Transocean International Limited held 30.1 million shares for issuance to satisfy note conversions or issuance under the ATM program.

Share repurchase program—In May 2009, at our annual general meeting, shareholders approved and authorized our board of directors, at its discretion, to repurchase an amount of our shares for cancellation with an aggregate purchase price of up to CHF 3.50 billion. At December 31, 2024 and 2023, the authorization remaining under the share repurchase program was for the repurchase of our outstanding

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NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

shares for an aggregate cost of up to USD 3.57 billion, equivalent to CHF 3.24 billion.  The share repurchase program may be suspended or discontinued by our board of directors or company management, as applicable, at any time.

Note 7—Share Ownership

Shares held by members of our board of directors—The members of our board of directors held shares, including shares held privately, as follows:

	December 31, 2024		December 31, 2023
Name	Vested shares and unvested share units	Stock options and conversion rights	Vested shares and unvested share units	Stock options and conversion rights
Chadwick C. Deaton	592,548	—	555,543	—
Glyn A. Barker	384,256	—	348,111	—
Vanessa C.L. Chang	436,214	—	400,069	—
Frederico F. Curado	381,272	—	345,127	—
Domenic J Dell’Osso, Jr. (a)	71,799	—	35,654	—
Vincent J. Intrieri	396,512	—	360,367	—
Samuel J. Merksamer	387,248	—	351,103	—
Frederick W. Mohn (b)	91,418,301	—	84,882,156	—
Edward R. Muller (c)	—	—	376,293	—
Margareth Øvrum	180,751	—	144,606	—
Jeremy D. Thigpen	9,217,731	1,212,621	7,937,544	1,212,621
Total	103,466,632	1,212,621	95,736,573	1,212,621

a)	Mr. Dell’Osso was elected to the board, effective May 11, 2023.
b)	Conversion rights associated with the Exchangeable Bonds, held by Mr. Mohn and his affiliates expired in 2023.
c)	Mr. Muller retired from the board, effective May 16, 2024.

Shares held by members of our executive management team—Our executive management team consists of the Chief Executive Officer, the President and Chief Operating Officer and the Executive Vice President and Chief Financial Officer.  The members of our executive management team held shares, including shares held privately, and conditional rights to receive shares under our share-based compensation plans as follows:

	December 31, 2024					December 31, 2023
Name	Number of shares held	Number of granted share units vesting in 2025	Number of granted share units vesting in 2026	Number of granted share units vesting in 2027	Total shares and share units	Number of shares held	Number of granted share units vesting in 2024	Number of granted share units vesting in 2025	Number of granted share units vesting in 2026	Total shares and share units
Jeremy D. Thigpen	5,178,900	1,422,421	1,237,625	245,640	8,084,586	3,458,592	2,074,337	1,176,781	193,518	6,903,228
Keelan I. Adamson	1,020,952	516,271	511,476	104,397	2,153,096	482,813	709,110	411,874	67,731	1,671,528
R. Thaddeus Vayda	168,406	146,112	207,087	44,717	566,322	—	—	—	—	—
Mark L. Mey	—	—	—	—	—	984,317	708,241	397,164	65,312	2,155,034
Total	6,368,258	2,084,804	1,956,188	394,754	10,804,004	4,925,722	3,491,688	1,985,819	326,561	10,729,790

The number of granted share units vesting in future years represents the vesting of previously granted service awards and performance awards in the form of share units.  Total shares and share units exclude vested but unissued shares for share units granted in 2022 with a performance requirement through 2024, and such shares are expected to be issued in the first quarter of 2025.

Stock options held by members of the executive management team—The members of our executive management team held vested and unvested stock options as follows:

	December 31, 2024					December 31, 2023
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2025	Number of granted stock options vesting in 2026	Number of granted stock options vesting in 2027	Total vested and unvested stock options	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2023	Number of granted stock options vesting in 2024	Number of granted stock options vesting in 2025	Total vested and unvested stock options
Jeremy D. Thigpen	1,212,621	—	—	—	1,212,621	1,212,621	—	—	—	1,212,621
Keelan I. Adamson	264,856	—	—	—	264,856	264,856	—	—	—	264,856
R. Thaddeus Vayda	90,289	—	—	—	90,289	—	—	—	—	—
Mark L. Mey	—	—	—	—	—	485,597	—	—	—	485,597
Total	1,567,766	—	—	—	1,567,766	1,963,074	—	—	—	1,963,074

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NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Shares granted—We granted the following service awards and performance awards to members of our board, members of our executive management team and employees:

	December 31, 2024			December 31, 2023
Name	Number of share units granted	Value of share units		Number of share units granted	Value of share units
Non-executive board members	326,165	usd	1,966,775	357,389	chf	1,886,994
Executive management team	2,841,905		14,729,310	1,988,650		12,676,115
Employees	32,197		168,390	22,530		150,122
Total	3,200,267	usd	16,864,475	2,368,569	chf	14,713,231

Note 8—Guarantees, Contingencies and Commitments

Debt obligations—Transocean International Limited, Transocean Poseidon Limited, Transocean Aquila Limited and Transocean Titan Financing Limited have each issued certain debt securities or entered into other credit arrangements, including notes, bank credit agreements, debentures, surety bonds and letters of credit.  We agreed to guarantee certain of these debt securities or other credit arrangements in exchange for a guarantee fee from our subsidiaries.  With certain exceptions under the indentures of the debt securities issued by our subsidiaries, we are not subject to significant restrictions on our ability to obtain funds from our consolidated subsidiaries by dividends, loans or return of capital distributions.  At December 31, 2024 and 2023, the aggregate carrying amount of debt that we have guaranteed was USD 6.31 billion and USD 6.77 billion, respectively, equivalent to CHF 5.72 billion and CHF 5.69 billion, respectively.  In the years ended December 31, 2024 and 2023, we recognized guarantee fee income of USD 1 million, equivalent to CHF 1 million.

Surety bond performance obligations—In August 2020, we provided a guarantee in favor of our subsidiaries issuing or reinsuring or procuring the issue or reinsurance of surety bonds in Brazil.  At December 31, 2024 and 2023, our guarantee was in support of outstanding surety bonds with a notional amount of USD 25 million and USD 65 million, respectively, equivalent to CHF 23 million and CHF 55 million, respectively.

Swiss group value added tax obligations—We are one of a group of Swiss entities that are jointly and severally liable for the entire Swiss value added tax amount due to the Swiss tax authorities by this group.

Note 9—Related Party Transactions

Credit agreements—In October 2024, we and Transocean Financing GmbH, as the borrower and lender, respectively, entered into a credit agreement establishing a USD 10 million revolving credit facility.  Under the terms of the agreement, as amended, interest is incurred on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate and payable at maturity.  At December 31, 2024, we had borrowings of USD 7 million, equivalent to CHF 7 million, outstanding under the credit facility at an interest rate of 4.25 percent.

In November 2018, we and Transocean International Limited, as the borrower and lender, respectively, entered into a credit agreement establishing a USD 1.20 billion revolving credit facility, which is scheduled to expire on December 5, 2029.  Under the terms of the agreement, as amended, interest is incurred on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate and payable at maturity.  At December 31, 2024 and 2023, we had borrowings of USD 830 million, equivalent to CHF 753 million and CHF 698 million, respectively, outstanding under the credit facility at an interest rate of 4.25 percent and 3.75 percent, respectively.

In June 2011, we and Transocean International Limited, as the borrower and lender, respectively, entered into a credit agreement establishing a USD 2.00 billion revolving credit facility.  Under the terms of the agreement, as amended, interest is incurred on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate and payable at maturity.  At December 31, 2024 and 2023, we had borrowings of less than USD 1 million and no borrowings, respectively, outstanding under the revolving credit facility.

Exchangeable notes—In September 2022, we issued to Transocean International Limited USD 300 million aggregate principal amount of an exchangeable loan note due in 2029 (the “4.625% note”) with interest payable semiannually at a rate of 4.625 percent per annum in a non-cash exchange for USD 73 million aggregate principal amount of the 0.5 percent loan note and USD 227 million aggregate principal amount of the USD 1.2 billion revolving credit facility.  The 4.625% note may be converted at any time prior to the maturity date at an exchange rate of 290.6618 shares per USD 1,000 note, which implies a conversion price of USD 3.44 per share, subject to adjustment upon the occurrence of certain events.  Transocean International Limited may require us to repurchase all or a portion of the 4.625% note upon the occurrence of certain events.  In October 2023, a holder of USD 41 million, equivalent to CHF 37 million, aggregate principal amount of the 4.625% note exchanged such note for our shares at the applicable exchange rate.  As part of the transaction, we delivered an aggregate 13.1 million of our shares, including 1.2 million additional shares.  At December 31, 2024 and 2023, the outstanding principal amount of the 4.625% note was USD 132 million and USD 259 million, respectively, equivalent to CHF 119 million and CHF 218 million, respectively.

In February 2021, we issued to Transocean International Limited USD 294 million aggregate principal amount of an exchangeable loan note due in 2025 (the “4.0% note”) with interest payable semiannually at a rate of 4.0 percent per annum.  The 4.0% note may be

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NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

converted at any time prior to the maturity date at an exchange rate of 190.4762 shares per USD 1,000 note, which implies a conversion price of USD 5.25 per share, subject to adjustment upon the occurrence of certain events.  Transocean International Limited may require us to repurchase all or a portion of the 4.0% note upon the occurrence of certain events.  In October 2023, the holder of USD 60 million, equivalent to CHF 54 million, aggregate principal amount of the 4.0% note exchanged such note at the applicable exchange rate in our shares.  As part of the transaction, we delivered an aggregate 13.3 million of our shares, including an aggregate 1.9 million additional shares.  At December 31, 2024 and 2023, the outstanding principal amount of the 4.0% note was USD 234 million, equivalent to CHF 212 million and CHF 197 million, respectively.

In August 2020, we issued to Transocean International Limited USD 238 million aggregate principal amount of an exchangeable loan note (the “2.5% note”) with interest payable semiannually at a rate of 2.5 percent per annum.  In the year ended December 31, 2023, Transocean International Limited converted the remaining USD 238 million, equivalent to CHF 220 million, aggregate principal amount of the 2.5% note into 38.6 million of our shares.

In January 2018, we issued to Transocean International Limited USD 863 million aggregate principal amount of an exchangeable loan note, as amended (the “0.5% note”), with interest payable at maturity at a rate of 0.50 percent per annum.  In the year ended December 31, 2023, we redeemed the remaining USD 49 million, equivalent to CHF 41 million, aggregate principal amount of the 0.5% note.

Warrants—In September 2022, Transocean International Limited issued 22.2 million warrants to purchase our shares.  Concurrently, we and Transocean International Limited entered into a warrant agreement, under which we issued to Transocean International Limited 22.2 million warrants to purchase our shares, which are expected to be used in connection with Transocean International Limited’s obligation to deliver our shares upon the exercise of the warrants issued to purchase our shares.  Transocean International Limited may exercise, in whole or in part, its right to acquire the warrant shares issuable upon exercise of such warrants by delivering to us an amount equal to the aggregate exercise price for the net share amount.  At December 31, 2023, the carrying amount of our receivable from Transocean International Limited for the proceeds due from Transocean International Limited upon exercise of its warrants was USD 17 million, equivalent to CHF 14 million.

At December 31, 2024 and 2023, we had outstanding 22.2 million warrants to purchase our shares.  In the years ended December 31, 2024 and 2023, we recognized an unrealized gain and unrealized loss of USD 52 million and USD 57 million, respectively, equivalent to CHF 46 million and CHF 51 million, respectively, recorded in financial expense, with a corresponding adjustment to the liability, to reflect the estimated aggregate fair value of the warrants.  At December 31, 2024 and 2023, the carrying amount of our liability to issue shares upon exercise of the warrants was USD 22 million and USD 73 million, respectively, equivalent to CHF 19 million and CHF 62 million, respectively, recorded in other non-current liabilities.

Distributions—In the year ended December 31, 2023, Transocean International Limited distributed to us TFIN, its wholly owned subsidiary, and two ultra-deepwater drillships with an aggregate value of USD 8 million and USD 812 million, respectively, equivalent to CHF 6 million and CHF 710 million, respectively.

General and administrative services—We perform administrative services for our Swiss subsidiaries, for which we earn income based on the cost of such services, together with a markup of 7 percent.

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PROPOSED APPROPRIATION OF THE ACCUMULATED LOSSES

(in thousands)

The board of directors proposes that shareholders at the annual general meeting in 2025 approve the following appropriation:

	December 31,
	2024
Accumulated losses brought forward from previous years	USD	(12,904,929)
Net income for the year		263,382
Accumulated losses to be brought forward	USD	(12,641,547)